Exhibit 99.1

Life Time Reports Preliminary Estimated Third Quarter 2024 Financial Results; Launches Process to Refinance its Existing Notes

•	Total revenue estimated to be $693.2 million, an increase of 18.5% over the prior year quarter

•	Net income estimated to be $41.4 million, an increase of 422.5% over the prior year quarter

•	Adjusted net income estimated to be $56.3 million, an increase of 110.9% over the prior year quarter

•	Adjusted EBITDA estimated to be $180.3 million, an increase of 26.1% over the prior year quarter

•	Reduced net debt leverage ratio to an estimated 2.4 times

•	Expected to deliver second consecutive quarter of positive free cash flow before sale-leaseback transactions

CHANHASSEN, Minn. (October 15, 2024) – Life Time Group Holdings, Inc. (“Life Time,” “we,” “our,” “us,” or the “Company”) (NYSE: LTH) today announced its preliminary estimated financial results for the fiscal third quarter ended September 30, 2024 in connection with its launch of a process to refinance its 5.750% Senior Secured Notes due 2026 and 8.000% Senior Notes due 2026.

Erik Weaver, Executive Vice President and Chief Financial Officer, stated: “We are pleased to announce certain of our preliminary estimated third quarter financial results as we launch our debt refinancing. Our business continues to deliver strong revenue and adjusted EBITDA growth as we further strengthen our balance sheet. We look forward to providing our full financial results on October 24, 2024.”

Financial Summary

	Three Months Ended		Percent Change
($ in millions, except memberships and per membership data)	September 30,
	2024	2023
Total revenue	$693.2	$585.2	18.5%
Center operations expenses	$371.1	$319.4	16.2%
Rent	$78.6	$69.2	13.5%
General, administrative and marketing expenses (1)	$57.7	$51.7	11.7%
Net income	$41.4	$7.9	422.5%
Adjusted net income	$56.3	$26.7	110.9%
Adjusted EBITDA	$180.3	$143.0	26.1%
Comparable center revenue (2)	12.1%	11.4%
Center memberships, end of period	826,502	784,331	5.4%
Average center revenue per center membership	$815	$722	12.9%

(1)	The three months ended September 30, 2024 and 2023 included non-cash share-based compensation expense of $10.3 million and $13.4 million, respectively.
(2)

The Company includes a center, for comparable center revenue purposes, beginning on the first day of the 13th full calendar month of the center’s operation, in order to assess the center’s growth rate after one year of operation.

Cash Flow Highlights

•	We estimate our net cash provided by operating activities for the three months ended September 30, 2024 will be $151.1 million, an increase of 31.8% compared to the prior year quarter.

•	We estimate our free cash flow for the three months ended September 30, 2024 will be $138.3 million, including $65 million of proceeds from sale-leaseback transactions on two properties.

Liquidity and Capital Resources

•	As of September 30, 2024, our total available liquidity was $529.8 million, which included availability under our $650 million revolving credit facility and cash and cash equivalents.

•	Our net debt leverage ratio is estimated to have improved to 2.4x as of September 30, 2024, from 3.7x as of September 30, 2023.

# # #

About Life Time

Life Time (NYSE: LTH) empowers people to live healthy, happy lives through its portfolio of more than 175 athletic country clubs across the United States and Canada. The health and wellness pioneer also delivers a range of healthy way of life programs and information via its complimentary Life Time Digital app. The Company’s healthy living, healthy aging, healthy entertainment communities and ecosystem serve people 90 days to 90+ years old and is supported by a team of more than 41,000 dedicated professionals. In addition to delivering the best programs and experiences through its clubs, Life Time owns and produces nearly 30 of the most iconic athletic events in the country.

Unaudited Preliminary Estimated Results for the Three Months Ended September 30, 2024

The Company’s unaudited preliminary estimated financial results are based on information available to us as of the date of this press release. The amounts set forth herein are subject to revision based upon the completion of our quarter-end financial closing process, a final review by our management, audit committee and independent registered public accounting firm (“Deloitte”) and the preparation of full financial statements and related notes. The unaudited preliminary estimated financial information included in this press release has been prepared by, and is the responsibility of, our management. Deloitte has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, Deloitte does not express an opinion or any other form of assurance with respect thereto.

The processes we have used to produce the unaudited preliminary estimated financial information required a greater degree of estimation and assumptions than required during a typical quarter-end closing process. During our completion of our closing process, we may identify additional items that require material adjustments to the unaudited preliminary estimated financial information presented in this press release. The unaudited preliminary estimated financial information should not be considered a substitute for the financial statements for the three months ended September 30, 2024 prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) once they become available. Therefore, investors should not place undue reliance on the unaudited preliminary estimated financial information presented in this press release.

The preliminary estimated financial results presented in this press release do not purport to indicate our final results of operations for the three months ended September 30, 2024, nor are they necessarily indicative of any future period or any full fiscal year and should be read together with our audited consolidated financial statements and related notes, our unaudited condensed consolidated financial statements and related notes and our other financial information reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024. We undertake no obligation to update or revise these preliminary estimated amounts as a result of new information or otherwise.

Use of Non-GAAP Financial Measures

This press release includes certain financial measures that are not presented in accordance with GAAP, including Adjusted net income, Adjusted EBITDA, free cash flow and net debt and ratios and calculations with respect thereto. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should be considered in addition to, and not as a substitute for or superior to, net income, net cash provided by operating activities or total debt (defined as long-term debt, net of current portion, plus current maturities of debt) as a measure of financial performance or liquidity or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

Adjusted net income is defined as net income excluding the impact of share-based compensation expense as well as (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of our ongoing operations, less the tax effect of these adjustments. Adjusted EBITDA is defined as net income before interest expense, net, provision for income taxes and depreciation and amortization, excluding the impact of share-based compensation expense as well as (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of the Company’s ongoing operations. Free cash flow is defined as net cash provided by operating activities less capital expenditures, net of construction reimbursements, plus net proceeds from sale-leaseback transactions and land sales. Net debt is defined as long-term debt, net of current portion, plus current maturities of debt, excluding fair value adjustments, unamortized debt discounts and issuance costs, minus cash and cash equivalents. Net debt is as of the last day of the respective quarter or year. Our net debt leverage ratio is calculated as our net debt divided by our trailing twelve months of Adjusted EBITDA.

The Company presents these non-GAAP financial measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance, and management believes that free cash flow assists investors and analysts in evaluating our liquidity and cash flows, including our ability to make principal payments on our indebtedness and to fund our capital expenditures and working capital requirements. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the non-GAAP financial measures, investors should be aware that, in the future, the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of its non-GAAP financial measures. There can be no assurance that the Company will not modify the presentation of non-GAAP financial measures in future periods, and any such modification may be material. In addition, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

The non-GAAP financial measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under GAAP.

The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted net income:

	Three Months Ended
	September 30,
($ in thousands)	2024	2023
Net income	$41,355	$7,915
Share-based compensation expense (a)	11,752	14,858
Loss on sale-leaseback transactions (b)	4,902	12,672
Legal settlements (c)	1,250	—
Asset impairments (d)	—	5,340
Other (e)	2,869	(312)
Taxes (f)	(5,850)	(13,789)

Adjusted net income	$56,278	$26,684

(a)

Share-based compensation expense recognized during the three months ended September 30, 2024 was associated with stock options, restricted stock units, performance stock units, our employee stock purchase plan (“ESPP”) that launched on December 1, 2022, and liability-classified awards related to our 2024 short-term incentive plan. Share-based compensation expense recognized during the three months ended September 30, 2023 was associated with stock options, restricted stock units, our ESPP and liability-classified awards related to our 2023 short-term incentive plan.

(b)	We adjust for the impact of gains and losses on the sale-leaseback of our properties as they do not reflect costs associated with our ongoing operations.
(c)	We adjust for the impact of unusual legal settlements. These costs are non-recurring in nature and do not reflect costs associated with our normal ongoing operations.
(d)	Represents non-cash asset impairments of our long-lived assets.
(e)

Includes (i) a $3.5 million write-off of the unamortized debt discounts and issuance costs associated with the extinguishment of our existing term loan facility and construction loan for the three months ended September, 30 2024, (ii) (gain) loss on sales of land of $(0.6) million and $0.4 million for the three months ended September 30, 2024 and 2023, respectively, and (iii) a $(0.8) million gain on sales of certain other assets for the three months ended September 30, 2023.

(f)	Represents the estimated tax effect of the total adjustments made to arrive at Adjusted net income using the effective income tax rates for the respective periods.

The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended
	September 30,
($ in thousands)	2024	2023
Net income	$41,355	$7,915
Interest expense, net of interest income	36,011	33,075
Provision for income taxes	16,213	5,815
Depreciation and amortization	69,451	63,618
Share-based compensation expense (a)	11,752	14,858
Loss on sale-leaseback transactions (b)	4,902	12,672
Legal settlements (c)	1,250	—
Asset impairments (d)	—	5,340
Other (e)	(641)	(312)

Adjusted EBITDA	$180,293	$142,981

(a) – (d)  See the corresponding footnotes to the table immediately above.

(e)

Includes (i) (gain) loss on sales of land of $(0.6) million and $0.4 million for the three months ended September 30, 2024 and 2023, respectively, and (ii) a $(0.8) million gain on sales of certain other assets for the three months ended September 30, 2023.

The following table provides a reconciliation from net cash provided by operating activities to free cash flow:

	Three Months Ended
	September 30,
($ in thousands)	2024	2023
Net cash provided by operating activities	$151,146	$114,655
Capital expenditures, net of construction reimbursements	(87,106)	(192,889)
Proceeds from sale-leaseback transactions	65,043	43,791
Proceeds from land sales	9,249	4,169

Free cash flow	$138,332	$(30,274)

Reconciliation of Net Income to Adjusted EBITDA Trailing Twelve Months

($ in thousands)

(Unaudited)

	Twelve	Twelve
	Months Ended	Months Ended
	September 30, 2024	September 30, 2023
Net income	$142,761	$66,105
Interest expense, net of interest income	145,631	125,054
Provision for income taxes	40,472	20,831
Depreciation and amortization	269,398	237,270
Share-based compensation expense	43,564	41,106
(Gain) loss on sale-leaseback transactions	(2,463)	13,966
Legal settlements	1,250	—
Asset impairments	—	5,340
Other	(3,090)	(3,523)

Adjusted EBITDA	$637,523	$506,149

Reconciliation of Net Debt and Leverage Calculation

($ in thousands)

(Unaudited)

	Twelve	Twelve
	Months Ended	Months Ended
	September 30, 2024	September 30, 2023
Current maturities of debt	$12,439	$64,033
Long-term debt, net of current portion	1,639,752	1,815,965
Total Debt	$1,652,191	$1,879,998
Less: Fair value adjustment	323	682
Less: Unamortized debt discounts and issuance costs	(6,462)	(16,531)
Less: Cash and cash equivalents	120,947	9,199
Net Debt	$1,537,383	$1,886,648
Trailing twelve-month Adjusted EBITDA	637,523	506,149
Net Debt Leverage Ratio	2.4x	3.7x

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of federal securities regulations. Forward-looking statements in this press release include, but are not limited to, the Company’s plans, strategies and prospects, both business and financial, including its current expectations for the third quarter of 2024 and trailing twelve months ended September 30, 2024 financial results, its intention to refinance its existing senior secured notes and senior notes, growth, cost efficiencies and margin expansion, improvements to its balance sheet, net debt and leverage ratio, capital expenditures and free cash flow, consumer demand, industry and economic trends, taxes, and rent expense. These statements are based on the beliefs and assumptions of the Company’s management. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, but are not limited to, risks relating to our business operations and competitive and economic environment, risks relating to our brand, risks relating to the growth of our business, risks relating to our technological operations, risks relating to our capital structure and lease obligations, risks relating to our human capital, risks relating to legal compliance and risk management and risks relating to ownership of our common stock and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, (File No. 001-40887), as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors

Ken Cooper, Investor Relations // kcooper2@lt.life or 952-406-2322

Media

Jason Thunstrom, Corporate Communications // jthunstrom@lt.life or 952-229-7435